UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2024

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3801 South Oliver, Wichita, KS 67210
(Address of principal executive offices) (zip code)

(316) 526-9000

(Registrant’s telephone number, including area code)

 N/A

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Class A Common Stock, par value $0.01 per share	SPR	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 below, Spirit AeroSystems Holdings, Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “Annual Meeting”) on April 24, 2024. At the Annual Meeting, the Company's stockholders approved the Company's Amended and Restated Employee Stock Purchase Plan (the “Amended ESPP”), which increased the number of shares of the Company’s Class A Common Stock available for issuance under the prior version of the Amended ESPP from 1,000,000 to 4,500,000 shares. A description of the Amended ESPP is set forth in the Company's definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 12, 2024 under the heading, Proposal 3: Approval of Amended and Restated Employee Stock Purchase Plan, and is incorporated in this report by reference. The Amended ESPP is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 24, 2024, the Company held its Annual Meeting. The following is a summary of the voting results for each matter presented at the Annual Meeting.

Proposal 1: Election of Directors. The stockholders elected the following eleven nominees to serve as directors until the 2025 annual meeting of stockholders and until the election and qualification of his or her respective successor, subject to each director’s earlier death or disability. Voting results for this proposal follow.

Name of Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stephen A. Cambone	73,534,591	692,134	144,468	14,102,454
Jane P. Chappell	73,587,830	642,543	140,820	14,102,454
Irene M. Esteves	72,867,763	1,360,339	143,091	14,102,454
William A. Fitzgerald	72,769,114	1,460,841	141,238	14,102,454
Paul E. Fulchino	68,671,109	5,557,389	142,695	14,102,454
Robert D. Johnson	68,757,644	5,470,590	142,959	14,102,454
Ronald T. Kadish	66,480,701	7,746,601	143,791	14,102,454
John L. Plueger	72,906,815	1,343,978	120,400	14,102,454
James R. Ray, Jr.	72,140,786	2,089,226	141,181	14,102,454
Patrick M. Shanahan	70,599,151	3,634,743	137,299	14,102,454
Laura H. Wright	67,520,961	6,709,470	140,762	14,102,454

Proposal 2: Advisory Vote on Executive Compensation. The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. Voting results for this proposal follow.

Votes For	Votes Against	Abstentions	Broker Non-Votes
71,668,229	2,335,750	367,214	14,102,454

Proposal 3: Approval of Amended and Restated Employee Stock Purchase Plan. The stockholders approved the Company’s Amended and Restated Stock Purchase Plan. Voting results for this proposal follow.

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,740,555	514,340	116,298	14,102,454

Proposal 4: Ratification of Selection of Independent Registered Public Accounting Firm. The stockholders ratified the selection of Ernst & Young LLP as the Company’s registered public accounting firm for fiscal year 2024. Voting results for this proposal follow.

Votes For	Votes Against	Abstentions	Broker Non-Votes
84,468,529	3,495,769	509,349	0

Proposal 5: Stockholder Proposal Titled “Transparency in Political Spending.” The stockholders did not approve the stockholder proposal titled “Transparency in Political Spending.” Voting results for this proposal follow.

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,217,661	40,178,721	974,811	14,102,454

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Spirit AeroSystems Employee Stock Purchase Plan, effective as of February 26, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

	By:	/s/ Mindy McPheeters
Mindy McPheeters
Senior Vice President, General Counsel and Corporate Secretary

Date: April 29, 2024